As filed with the Securities and Exchange Commission on May 15, 2002
                                                      Registration No. 333-88250
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8


                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                      CALIFORNIA MICRO DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                California                                 94-2672609
   -------------------------------------          ---------------------------
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

             215 Topaz Street
           Milpitas, California                            95035-5430
   -------------------------------------          ---------------------------
           (Address of principal                           (Zip Code)
            executive offices)

                             VP Sales Option Program
                                       and
               VP Finance & Administration and CFO Option Program
                                       and
                             1995 Stock Option Plan,
                   Amended as of July 26, 1996, July 18, 1997,
                                 August 7, 1998,
                       August 1, 2000, and August 7, 2001
                                       and
                       1995 Non-Employee Directors' Stock
                    Option Plan, Amended as of July 26, 1996,
                         July 18, 1997, August 7, 1998,
                       August 1, 2000, and August 7, 2001
      -------------------------------------------------------------------
                             Full title of the plans

          Robert V. Dickinson                             Copy to:
 President and Chief Executive Officer           Stephen M. Wurzburg, Esq.
 California Micro Devices Corporation              Pillsbury Winthrop LLP
           215 Topaz Street                         2550 Hanover Street
        Milpitas, CA 95035-5430                     Palo Alto, CA 94304
            (408) 263-3214                             (650) 233-4500
---------------------------------------      ---------------------------------
     (Name, address and telephone
     number of agent for service)



                                                CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)     Price Per Share       Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the VP Sales         100,000            $4.30(5)             $430,000             $39.56
Option Program
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the VP
Finance & Administration and CFO Option Program       100,000            $5.02(5)             $502,000             $46.18
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the 1995
Stock Option Plan, Amended as of July 26,
1996, July 18, 1997, August 7, 1998, August 1,
2000, and  2001                                       500,000(3)         $5.20(6)           $2,600,000            $239.20
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the 1995
Non-Employee Directors' Stock Option Plan,
Amended as of July 26, 1996, July 18, 1997,
August 7, 1998,
August 1, 2000, and August 7, 2001                     70,000(4)         $5.20(6)             $364,000             $33.49
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                  N/A                N/A                   N/A              $358.43(7)
------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Constitutes 500,000 additional shares of Common Stock issuable under the 1995 Stock Option Plan. 3,155,000 shares of Common Stock issuable under the 1995 Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833;
     Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996, Registration No. 033-10257; and Form S-8 filed August 17, 1995, Registration No. 033-61907.

(4) Constitutes 70,000 additional shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan. 320,000 shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833; Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996,
     Registration No. 033-10257; and Form S-8 filed August 17, 1995, Registration No. 033-61907.

(5) Calculated pursuant to Rule 457(h) under the Securities Act, based upon the price at which the options may be exercised.

(6) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on May 10, 2002.

(7) Pursuant to Rule 457, the filing fee with respect to these shares was calculated previously and paid in connection with the Registrant's initial filing on May 15, 2002.


                           ---------------------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

                                Explanatory Note


         This Post-Effective Amendment No. 1 To Form S-8 Registration Statement is being filed pursuant to General Instruction C to Form S-8 for the purpose of filing the Reoffer Prospectus attached as Exhibit 99.1 with the Commission. The Reoffer Prospectus pertains to reoffers and resales which may be made by the selling stockholder on a continuous or delayed basis in the future of shares which were or will be acquired by the selling stockholder pursuant to the exercise of options granted under the 1995 Stock Option Plan which is the subject matter of the S-8 Registration Statement being amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits.

         See Index to Exhibits, which list of exhibits is incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement* to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 14th day of May, 2002.


                                   CALIFORNIA MICRO DEVICES CORPORATION


                                   By         /s/ Robert V. Dickinson
                                      ---------------------------------------
                                                 Robert V. Dickinson
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement* has been signed below by the following persons in the capacities, or their attorney-in-fact, and on the dates indicated.


                     Name                                        Title                       Date
                     ----                                        -----                       ----
          /s/ Robert V. Dickinson                Director, President and Chief           May 14, 2002
-------------------------------------------      Executive Officer (Principal
             Robert V. Dickinson                 Executive Officer)


         /s/ Kenneth E. Thornbrugh               Vice President Finance &                May 14, 2002
-------------------------------------------      Administration and Chief Financial
            Kenneth E. Thornbrugh                Officer (Principal Financial and
                                                 Accounting Officer)


            /s/ Jeffrey C. Kalb                  Director                                May 14, 2002
-------------------------------------------
               Jeffrey C. Kalb


            /s/ Wade Meyercord                   Director                                May 14, 2002
-------------------------------------------
                Wade Meyercord


          /s/ J. Daniel McCranie                 Director                                May 14, 2002
-------------------------------------------
              J. Daniel McCranie


            /s/ John L. Sprague                  Director                                May 14, 2002
-------------------------------------------
               John L. Sprague


            /s/ Donald L. Waite                  Director                                May 14, 2002
-------------------------------------------
               Donald L. Waite


*  Post-Effective Amendment No. 1

                                INDEX TO EXHIBITS

  Exhibit Number        Exhibit

    23.1                Consent of Ernst & Young LLP, Independent Auditors

    99.1                Reoffer Prospectus